Your Internet
Utility Company TM



1127 Broadway Plaza, Suite 202



Tacoma, WA  98402



253.284.2000 Phone



253.722.5605 Fax




Insynq.com


December 14, 2004



D. Scott Elliott
503 Manatee Ave, Ste E
Holmes Beach FL  34217



Dear Scott:



This letter is to terminate our Consulting Agreement dated October 4, 2004 due to non-performance. Please return 7,000,000 shares of Insynq, Inc. common stock and sign below indicating your acknowledgement and agreement.




Sincerely,


/s/ M. Carroll Benton
M. Carroll Benton
Chief Administrative Officer






Acknowledged and Agreed


D. Scott Elliott

/s/ D. Scott Elliott
----------------------------------------------------